                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-12

                           DUSA PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                          [DUSA PHARMACEUTICALS LOGO]

                           DUSA PHARMACEUTICALS, INC.
                                 25 UPTON DRIVE
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2001

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

YOU ARE HEREBY NOTIFIED that the Annual Meeting of the Shareholders of DUSA Pharmaceuticals, Inc. will be held on Thursday, June 14, 2001, at 11:00 a.m. at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

       (1)  Election of five (5) directors;

       (2) Ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2001;

       (3) Ratification of amendments to the 1996 Omnibus Plan, as amended; and

       (4) Transaction of any other business that may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 19, 2001 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF YOUR PROXY WILL ASSIST US IN PREPARING FOR THE ANNUAL MEETING. THE PROXY DOES NOT REQUIRE ANY POSTAGE IF IT IS MAILED IN THE UNITED STATES OR CANADA.

                                     By Order of the Board of Directors,

                                     /s/ Nanette W. Mantell

                                     Nanette W. Mantell, Esq.
                                     Secretary

Dated: April 26, 2001

                           DUSA PHARMACEUTICALS, INC.

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. ("DUSA or the "Company"). If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

     The Company, a New Jersey corporation, maintains principal executive offices at 25 Upton Drive, Wilmington, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 26, 2001. DUSA's Annual Report for 2000, including financial statements for the year ended December 31, 2000, is being mailed to shareholders at the same time.

SHAREHOLDERS ENTITLED TO VOTE.

     Holders of record of shares of DUSA common stock at the close of business on April 19, 2001 are entitled to notice of, and to vote at, the annual meeting and at any and all adjournments or postponements of the meeting. On the record date there were 13,766,640 shares of common stock without par value ("Common Stock") outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the annual meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.

     Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors and ratification of the selection of the auditors. They cannot vote on a ratification of amendments to the Omnibus Plan if they do not receive instructions from the beneficial owner and there would be a broker non-vote on this matter. The Company's management currently owns less than one percent of the Company's outstanding Common Stock.

HOW TO VOTE.

     If you are a shareholder of record (that is a shareholder who holds shares in his/her own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted "FOR" Proposals 1, 2 and 3 and will be voted in the proxy holder's discretion as to other matters that may come before the annual meeting.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

CHANGING YOUR VOTE.

     You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the annual meeting or by giving written notice to the Secretary of the Company. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the annual meeting.

REDUCE DUPLICATE MAILINGS.

     The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. To do so, please mark the designated box on each proxy card for which you wish to discontinue to receive duplicate documents. Your consent to cease delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company's offices located at 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Five (5) directors will be elected to hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

                                    NOMINEES

     Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the last annual meeting and all are currently serving as directors of the Company.

                                                                                                         DATE
                 NAME                       AGE                          POSITION                       ELECTED
                 ----                       ---                          --------                       -------
D. Geoffrey Shulman, MD, FRCPC........      46          Chairman of the Board, President, Chief
                                                        Executive Officer and Director                  9/05/91

John H. Abeles, MD(1).................      56          Director                                        8/02/94

James P. Doherty, BSc(1)(2)...........      73          Director                                        9/26/91

Jay M. Haft, Esq(1)(2)................      65          Director                                        9/16/96

Richard C. Lufkin, SB, MBA(1).........      54          Director                                        1/27/92

----------------------------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

     D. GEOFFREY SHULMAN, MD, FRCPC, is the Company's founder. Dr. Shulman, a dermatologist, was the President and a director of Draxis Health Inc. from its founding in October 1987 until May 1990, was Co-Chairman from October 1990 to April 1993, and Chairman of the Board from April 1993 until March 1996. He also participates, on a limited basis, in a private dermatology practice.

     JOHN H. ABELES, MD, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. He is also the Chief Executive Officer of InfoMedica, Ltd., a provider of medical educational materials. Dr. Abeles is a member of the Boards of Directors of I-Flow Corporation, Oryx Technology, Inc. and Encore Medical Corporation.

     JAMES P. DOHERTY, BSc, joined Draxis Health Inc. in May 1990 as its President and Chief Operating Officer following an extensive career in the pharmaceutical industry. He remains a director of Draxis Health Inc. and was appointed Vice Chairman after relinquishing his duties as President in 1992. Mr. Doherty was the Company's Vice President of Corporate Development from May 1993 to May 1995 when he retired from that position.

     JAY M. HAFT, ESQ., is a strategic and financial consultant for growth-stage companies. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994, and is currently of counsel to that firm. Mr. Haft is a member of the Boards of Directors of Robotic Vision Systems, Inc., Isotope Solutions, Inc., ETravnet.com and Encore Medical Corporation.

     RICHARD C. LUFKIN, SB, MBA, is the principal and founder of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to manage and finance early stage technology-based companies.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no cash compensation for their services as directors or as members of committees. Outside directors receive $25,000 per year, as annual compensation, regardless of the number of meetings they attend. Directors serving on the Audit Committee receive an additional $5,000 per year. Also, directors are paid out-of-pocket expenses related to their attendance. Directors are awarded options to purchase 15,000 shares of common stock upon their initial election to the Board of Directors, and options for 10,000 shares of common stock for each year of reelection. During 2000, each outside director received a special award of options for 10,000 shares of common stock in recognition of their efforts on behalf of the Company.

                      MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2000, there were eight meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board and its committees. The Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee.

     The Audit Committee currently consists of all of the outside directors: Mr. Doherty, Mr. Haft, Mr. Lufkin and Dr. Abeles. The Audit Committee provides oversight of the Company's accounting functions and acts as liaison between the Board of Directors and the outside independent auditors. The Committee reviews with the independent auditors the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. The Audit Committee met four times during 2000.

     The Nominating Committee consists of the entire Board acting as a Committee of the Whole. The Nominating Committee reviews all matters concerning the selection of candidates as nominees for election as directors. The Nominating Committee did not meet during 2000. Shareholders who wish to suggest qualified candidates should write to: Administrator, Nominating Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the qualifications of such persons for consideration by the Nominating Committee.

     The Compensation Committee currently consists of Mr. Doherty and Mr. Haft. The Compensation Committee considers executive compensation of the Company's key officers and compensation of directors. The Committee also considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures. The Compensation Committee normally meets annually. It met in February 2001 to establish compensation for the year and to award bonuses for 2000.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year 2001. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the annual meeting is required for ratification. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year were $123,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than for the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended December 31, 2000, were $37,000.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                 PROPOSAL NO. 3 - RATIFICATION OF AMENDMENTS TO
                  THE COMPANY'S 1996 OMNIBUS PLAN, AS AMENDED.

     The Company's 1996 Omnibus Plan, as amended (the "Plan"), was ratified by the Company's shareholders at the 1996 Annual Meeting of Shareholders. In June 1997, and again in June 1998, the Company's shareholders approved several amendments to the 1996 Omnibus Plan.

     The Plan currently provides for the granting of awards to purchase up to a maximum of 15% of the number of shares of the Company's Common Stock outstanding. The Plan authorizes the granting of nonqualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights (the right to receive, upon surrender of the right, but without payment, an amount payable in cash)("SARs"), and restricted stock or other securities to directors, officers, employees and consultants of the Company. The Plan provides that NQSOs, ISOs and SARs shall vest over four (4) years at a rate of twenty-five percent (25%) per year subject to certain conditions involving continuous periods of service or engagement. The exercise price of options shall be not less than the fair market value of the Company's Common Stock on the date of the grant. Grantees may pay the exercise price by surrender of the Company's Common Stock or cash or a combination of stock and cash. The options expire ten (10) years from the date of the grant. The Plan may be administered by a Committee or the Board of Directors.

     Grants may be made to key employees and consultants of the Company solely at the discretion of the Board of Directors or the Committee. Directors of the Company are eligible to receive grants of NQSOs, as determined by the members of the Board, subject to the terms and conditions of the Plan. In addition, each individual who agrees to become a director receives a grant of 15,000 options to purchase shares of Common Stock of the Company. Each individual who is a continuing director on June 30th of each year automatically receives 10,000 options to purchase shares of Common Stock of the Company. The options granted pursuant to these automatic grants vest immediately.

     As of April 1, 2001, there were 1,023,750 NQSOs and 807,250 ISOs and 2,500 shares in other awards outstanding pursuant to the Plan, totaling approximately thirteen percent (13%) of shares outstanding, leaving a total of only 231,496 awards available for grant under the Plan as of that date. On June 30, 2001, following the 2001 Annual Meeting of Shareholders, an additional 25,000 NQSOs will automatically be granted to the members of the Board of Directors according to the Plan.

     The Board of Directors has approved two additional amendments to the Plan. The first amendment would increase the number of shares available for issuance upon exercise of options or other awards granted under the Plan from fifteen percent (15%) of the number of shares of Common Stock outstanding to twenty percent (20%) of the number of shares of Common Stock outstanding, or a maximum of 2,753,328 shares. Under the present cap of fifteen percent (15%) of shares outstanding, only a limited number of options remain available for grants. The Board of Directors recognized that DUSA has hired and expects to continue to hire a significant number of employees in the next year or so. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Plan is necessary to continue the effectiveness of the Plan in attracting, motivating and retaining employees, consultants, and directors with appropriate experience and ability; and to increase grantees' alignment of interest with the Company's shareholders.

     The second amendment approved by the Board of Directors provides that, for 2001 only, the automatic grant of options to continuing directors be reduced from 10,000, to 5,000 options to purchase shares of the Company's Common Stock. The Board of Directors has determined that this amendment was necessary in order to ensure that sufficient options were available for year-end grants to employees and consultants for 2000, and for grants to new hires prior to the ratification of the amendment to increase the shares eligible for issuance under the Plan.

     A majority of the votes cast by shareholders entitled to vote, whether in person or by proxy, is required in order to ratify the amendments to the Plan.

     The full text of the proposed amended 1996 Omnibus Plan is attached to this Proxy Statement as Appendix A and reference is made to such attachment for a complete statement of the amendments to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 1996 OMNIBUS PLAN.

                        BOARD AUDIT COMMITTEE REPORT(1)

The Audit Committee assists the Board of Directors by providing oversight of the Company's financial reporting process and the independent auditors. Management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. A brief description of the responsibilities of the Committee is set forth above under the caption "Meetings and Committees of the Board".

     During 2000, the Audit Committee was composed of three non-employee directors: Mr. Lufkin, Mr. Abeles and Mr. Doherty. The Committee operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASD listing standards. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix B.

     The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2000 with management. The Committee also discussed with Deloitte & Touche LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditors their independence from the Company and its management. Additionally, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 3 of this proxy statement.

     Based on its review, and the discussions with the Company's management and its independent auditors, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K. The Committee has also recommended the selection of the Company's independent auditors, and, the Board has selected, Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2001.

                                       Richard C. Lufkin, SB, MBA
                                       John H. Abeles, MD
                                       James P. Doherty, BSc

------------------------------------

     (1)The material in the Audit Committee Report, Compensation Committee Report, and under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two (2) non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and recommends participants and amounts of stock option awards to the Company's Board of Directors. The Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA. The Committee evaluates compensation based upon the achievement by the individual of corporate goals, and the performance of individual responsibilities. DUSA's President and Chief Executive Officer, Dr.
D. Geoffrey Shulman, is not a member of the Committee, however, the Committee sought input from Dr. Shulman regarding the performance of DUSA's Vice Presidents, as well as his recommendations for their compensation. Dr. Shulman was present, at the invitation of the Committee, at its meeting.

     DUSA's executive compensation programs consist of base salary, cash bonus incentives, and stock option awards. The goals of the Company's executive officer compensation policies are to attract, retain, and reward executive officers who contribute to DUSA's success, to align executive officer compensation with DUSA's performance and to motivate executive officers to achieve the Company's business objectives. The executive officers were evaluated by the Committee against established goals for 2000 within each executive officer's area of responsibility, including the receipt of marketing approval of the commercial version of the BLU-U(TM) brand light device, coordinating marketing, manufacturing and technology development operations for the anticipated launch of products, and securing additional financial resources for DUSA through completion of a private placement of shares of DUSA's common stock in March 2000.

     With regard to base salary, the Committee believes that DUSA's officers should be compensated at levels comparable to the base salary of executive officers at similar small public biotechnology or pharmaceutical companies. During 2000, the Committee considered survey data of companies in these groups in setting the salaries for the Company's top executive officers which was prepared by independent consultants.

     In determining appropriate levels of cash bonus awards for 2000, the Committee considered the specific corporate goals of DUSA and personal goals set for each of the executive officers. Generally, DUSA's Vice Presidents are eligible to receive up to 30% of their base salary as a cash bonus award. The Committee concluded that DUSA's operational performance, particularly coordinating the scale-up of production and the launch of DUSA's first new drug application in September, 2000, justified favorable consideration of performance with regard to bonus awards. However, in establishing the bonus award amounts, the Committee recognized that certain Company goals for 2000 were not achieved. Accordingly, DUSA's Vice Presidents received cash bonus awards ranging from approximately 23% to 27% of their base salaries. These cash awards were paid in 2001.

     The Committee also is using the survey data from independent consultants to monitor and evaluate the long-term incentive compensation levels of its officers and directors. The Committee believes that a strong stock ownership program is essential to the long-term growth of the Company. In 2000, DUSA's key executive officers received awards of stock options to emphasize the long-term focus required for success in the pharmaceutical industry.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Dr. Shulman's base salary and cash bonus award for 2000 were determined with reference to the same measures used for all DUSA's executive officers, but with particular emphasis on the maintenance of our financial strength and the successful transition from a development-stage company to an operating company. Dr. Shulman's base salary for 2000 was $340,000. With regard to a cash bonus award, Dr. Shulman is eligible to receive up to 50% of base salary plus additional amounts for outstanding performance. For 2000, Dr. Shulman's bonus award was approximately 43% of his base salary. Dr. Shulman's cash bonus award was paid to him in 2001. The Committee has determined that for 2001, Dr. Shulman's base salary shall remain the same. The Compensation Committee exercised its subjective judgment and discretion in determining the amounts of Dr. Shulman's base salary, bonus award, and stock option awards for 2000.

                                       James P. Doherty
                                       Jay M. Haft

                               PERFORMANCE GRAPH

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN
                       AMONG DUSA PHARMACEUTICALS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              [PERFORMANCE GRAPH]
          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   12/31/1995     12/31/1996     12/31/1997     12/31/1998     12/31/1999     12/31/2000
DUSA Pharmaceuticals, Inc.            100           105.66         173.58         111.32         430.19         253.78
Drug Manufacturers/Other              100           111.47         121.12         127.03         167.17         270.97
NASDAQ Market Index                   100           124.27         152.00         214.39         378.12         237.66

     The graph above compares cumulative total shareholder return on our common stock for the six-year period ended December 31, 2000, with the cumulative total return on the Nasdaq Market Index and the Media General Drug Manufacturer Index over the same period. The identity of those corporations included in the Media General Financial Services Drug Manufacturer Index may be obtained by contacting Ms. Shari Lovell, Director of Shareholder Services, DUSA Pharmaceuticals, Inc., 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada.

     The graph assumes $100 was invested in DUSA's common stock on December 31, 1995, and in each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of DUSA's common stock.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The name, age and position with the Company of each executive officer who is not a director of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

                                                                                                     DATE
                   NAME                       AGE                         TITLE                    ELECTED
                   ----                       ---                         -----                    -------
Mark C. Carota............................    45          Vice President, Operations                2/18/00

Ronald L. Carroll.........................    52          Vice President, Business Development      5/14/98

Scott L. Lundahl..........................    42          Vice President, Technology                6/23/99

William R. McIntyre, Ph.D. ...............    47          Vice President, Regulatory Affairs        1/02/01

Stuart L. Marcus, MD, Ph.D. ..............    54          Vice President, Scientific Affairs;
                                                          Chief Science Officer                    10/11/93

John E. Mattern, CPA, MBA.................    52          Vice President, Finance; Chief
                                                          Financial Officer                         8/01/00

Paul A. Sowyrda...........................    39          Vice President, Product Development
                                                          and Marketing                             8/01/00

Nanette W. Mantell, Esq. .................    49          Secretary                                 2/19/92

     MARK C. CAROTA has been employed by the Company since October 1999. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc., from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities. From June 1991 to February 1997, Mr. Carota was employed by Smith & Nephew, where he managed the quality function of the firm.

     RONALD L. CARROLL has been employed by the Company since May 1998. In 1994, Mr. Carroll co-founded and became President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area. Prior to forming Lumenetics, Inc., Mr. Carroll had extensive experience as a new product development executive in the health care industry with positions in research and development, manufacturing, and marketing. As of February 2001, Mr. Carroll began working for the Company on a part-time basis.

     SCOTT L. LUNDAHL has been employed by the Company since May 1998. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

     WILLIAM R. MCINTYRE, Ph.D. has been employed by the Company since January 2001. Prior to joining the Company, Dr. McIntyre was employed by Schein Pharmaceuticals, Inc., where he served in various management positions from July, 1993 and where he was, at the time of his departure, serving as Vice President, Regulatory Affairs.

     STUART L. MARCUS, MD, PhD has been employed by the Company since October 1993. Prior to joining the Company, Dr. Marcus was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc. From April 1987 until October 1992, he was employed by the Medical Research Division of the American Cyanamid Company. During those years, Dr. Marcus directed photodynamic therapy clinical development, among other assignments.

     JOHN E. MATTERN, CPA, MBA has been employed by the Company since July 2000. Prior to joining the Company, Mr. Mattern served as Interim Chief Financial Officer for CompuCyte Corporation from March 2000 to July 2000 and for Cybex International, Inc. from August 1999 to January 2000. Prior to that time, Mr. Mattern was Chief Operating Officer and Chief Executive Officer of CardioTech International, Inc. from June 1996 to May 1999. From May 1994 to June 1996, Mr. Mattern was self-employed as a financial consultant to small and mid-sized companies providing interim senior financial management services.

     PAUL A. SOWYRDA, has been employed by the Company since April 2000. From April 1998 to April 2000, Mr. Sowyrda was employed by Aurora Tech, a Division of Carlo Gavazzi, where at the time of his departure he was serving as President and Chief Executive Officer. From October 1997 to February 1998, Mr. Sowyrda was Vice President, Operations of UroMed Corp, Urovation Division. From 1993 to October 1997, Mr. Sowyrda was employed as Executive Director, Engineering and Program Management by Chiron Diagnostics.

     NANETTE W. MANTELL, ESQ. is the Company's Secretary. From February 1989 to October 2000, Ms. Mantell was employed as a principal of the law firm of Lane and Mantell, a professional corporation. She is currently a partner with the law firm of Reed Smith LLP in Princeton, New Jersey.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2000, 1999 and 1998, certain compensation paid by DUSA to its named executive officers. All amounts are stated in United States dollars unless otherwise indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                       ------------------------------------------------
                                        ACTUAL COMPENSATION                   AWARDS                    PAYOUTS
                                 ----------------------------------    ---------------------    -----------------------
                                                          OTHER        RESTRICTED                              ALL
                                                          ANNUAL         STOCK                   LTIP         OTHER
NAME AND PRINCIPAL               SALARY      BONUS     COMPENSATION     AWARD(S)     OPTIONS    PAYOUTS    COMPENSATION
POSITION                 YEAR      ($)        ($)         ($)(1)          ($)          (#)        ($)          ($)
------------------       ----    -------    -------    ------------    ----------    -------    -------    ------------

D. Geoffrey Shulman,
MD, FRCPC                2000    340,000    144,500        --             --         195,000      --           --
Chairman of the Board,   1999    275,000    206,250        --             --         160,000      --           --
President, and Chief     1998    275,000     68,750        --             --          10,000      --           --
Executive Officer

Ronald L. Carroll        2000    240,000     48,800        --             --          30,000      --           --
Vice President,
Business                 1999    176,000     53,625        --             --          30,000      --           --
Development              1998     95,000     40,625        --             --          60,000      --           --

Stuart L. Marcus, MD,
PhD, Vice President of   2000    238,000     60,700        --             --          25,000      --           --
Scientific Affairs       1999    210,000     63,000        --             --         100,000      --           --
                         1998    200,000     50,000        --             --           --         --           --

Scott L. Lundahl,        2000    160,000     40,800        --             --          15,000      --           --
Vice President,          1999    148,923     45,375        --             --          20,000      --           --
Technology               1998      --         --           --             --           --         --           --

Mark C. Carota,          2000    137,154     37,800        --             --          10,000      --           --
Vice President,          1999     21,192      --           --             --          20,000      --           --
Operations(2)            1998      --         --           --             --           --         --           --

----------------------------

NOTES:

(1) No officer had perquisites in excess of $50,000 or 10% of salary and bonus reported for 2000, 1999, or 1998.

(2) Mr. Carota became Vice President, Operations on February 18, 2000. He was employed by DUSA as Director of Quality Assurance on October 18, 1999.

                             OPTION GRANTS IN 2000

     The following grants of stock options were made to the named executive officers during fiscal year 2000.

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                  ----------------------------------------------------------      VALUE OF ASSUMED
                                   NUMBER OF     PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                   SECURITIES      OPTIONS/SARS                                  PRICE APPRECIATION
                                   UNDERLYING       GRANTED TO      EXERCISE OR                  FOR OPTION TERM(4)
                                  OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
              NAME                 GRANTED(1)      FISCAL YEAR       ($/SHARE)       DATE        5%($)        10%($)
              ----                ------------   ----------------   -----------   ----------   ----------   ----------
Dr. D. Geoffrey Shulman             185,000(5)         33.2%         $  31.00      03/07/10    $3,607,500   $9,140,850
                                     10,000(2)          1.8%         $26.1875(3)   06/16/10    $  164,700   $  414,700
Ronald L. Carroll                    30,000(5)          5.4%         $  31.00      03/07/10    $  585,000   $1,482,300
Dr. Stuart L. Marcus                 25,000(5)          4.5%         $  31.00      03/07/10    $  487,500   $1,235,250
Scott L. Lundahl                     15,000(5)          2.7%         $  31.00      03/07/10    $  292,500   $  741,150
Mark C. Carota                       10,000(5)          1.8%         $  31.00      03/07/10    $  195,000   $  494,100

----------------------------

NOTES:

(1) All options in this table have been granted pursuant to the 1996 Omnibus Plan as amended. The options have exercise prices equal to the fair market value on the date of the grant.

(2) Dr. Shulman's options were granted automatically and were immediately vested on the day after his reelection to the Board of Directors on June 15, 2000. The option expires ten (10) years from the date of the grant.

(3) Under the 1996 Omnibus Plan, as amended by the shareholders on June 5, 1997, the exercise price of options granted to directors, which include the 10,000 options granted to Dr. Shulman, may be paid in cash, or at the discretion of the Compensation Committee, by tender of common stock and cash or through such other means as the Committee determines are consistent with the 1996 Omnibus Plan, as amended.

(4) The potential realizable value is calculated based on the fair market value of DUSA's common stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the SEC. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

(5) These options were granted as an incentive for continued employment with the Company and will vest at the rate of 25% each year on the first, second, third and fourth anniversaries of the date of the grant. The options expire ten (10) years from the date of grant.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table provides certain information as to certain stock options exercisable by the named executive officers for the fiscal year 2000, and the value of such options held by them at December 31, 2000, measured in terms of the closing price of the Company's common stock on The Nasdaq Stock Market on December 29, 2000 which was $16.813 per share.

                                                                                                 VALUE OF
                                                                            NUMBER OF           UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS AT           OPTIONS AT
                                                                        DECEMBER 31, 2000    DECEMBER 31, 2000
                                     SHARES ACQUIRED       VALUE          EXERCISABLE/         EXERCISABLE/
               NAME                  ON EXERCISE (#)    REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE
               ----                  ---------------    ------------    -----------------    -----------------
Dr. D. Geoffrey Shulman                  --                 --              427,500/            $4,908,840/
                                                                             297,500               $391,425

Ronald L. Carroll                        25,000           $596,875           60,000/              $503,155/
                                                                              95,000               $527,845

Dr. Stuart L. Marcus                     --                 --               85,000/              $818,480/
                                                                             100,000               $782,850

Scott L. Lundahl                         25,000           $568,750           46,250/              $410,883/
                                          5,000           $ 76,813            58,750               $357,288

Mark C. Carota                           --                 --                5,000/                $7,815/
                                                                              25,000                $23,445

                               OTHER COMPENSATION

     An employment agreement dated as of March 20, 1997 (the "Shulman Agreement") between DUSA and D. Geoffrey Shulman, MD, FRCPC which renewed his original employment agreement dated October 1, 1991, sets out the remuneration, benefits, and incentive bonuses which Dr. Shulman receives in his capacity as Chairman of the Board, President, and Chief Executive Officer of DUSA. Dr. Shulman's employment is terminable in accordance with the terms of the Shulman Agreement. DUSA may terminate the Shulman Agreement at any time, for cause, without notice. If Dr. Shulman's employment is terminated without cause, DUSA shall pay Dr. Shulman a severance allowance equivalent to one year of his then current base salary, payable in a lump sum, within sixty (60) days following the date of termination. Dr. Shulman shall also have the right to exercise, for a period of one year from the date of termination, all stock options granted to him pursuant to the terms of this agreement or otherwise, or any stock option plan in effect prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law. These payments referred to above shall not be subject to set-off or deduction as a result of Dr. Shulman obtaining alternate employment following such termination or otherwise mitigating any damages arising from such termination. In the event that Dr. Shulman is terminated upon a "change of control," as defined in the Shulman Agreement, DUSA shall pay to Dr. Shulman a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In the event Dr. Shulman should die, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

     Effective December 9, 1999, DUSA entered into an employment agreement with Dr. Stuart L. Marcus, its Vice President, Scientific Affairs (the "Marcus Agreement") which amended his original agreement dated October 11, 1993. Dr. Marcus's employment is terminable in accordance with the terms of the Marcus Agreement. DUSA may terminate the Marcus Agreement at any time, with or without cause on sixty (60) days prior written notice. If Dr. Marcus's employment is terminated without cause, DUSA shall pay Dr. Marcus a severance allowance equivalent to one year of his then current base salary payable in a lump sum, within sixty (60) days following the date of termination. In the event that Dr. Marcus is terminated upon a "change of control," as defined in the Marcus Agreement, DUSA shall pay to Dr. Marcus a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In the event Dr. Marcus should die, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death, and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, subject to the terms and conditions of such options.

     Effective May 14, 1998, DUSA entered into an employment agreement with Ronald L. Carroll, its Vice President, Business Development (the "Carroll Agreement"). His employment is terminable in accordance with the terms of the Carroll Agreement which provides that DUSA may terminate the Carroll Agreement at any time, with or without cause, on sixty (60) days prior written notice. If Mr. Carroll's employment is terminated without cause, DUSA shall pay Mr. Carroll a severance allowance equivalent to twelve (12) months of his then current base salary, payable in a lump sum, within sixty (60) days following the date of termination. In the event that Mr. Carroll is terminated upon a "change of control," as defined in the Carroll Agreement, DUSA shall pay to Mr. Carroll a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In the event Mr. Carroll should die, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death, and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, subject to the terms and conditions of such options. In February 2001, Mr. Carroll and the Company agreed that Mr. Carroll would work on a part-time basis and his base salary has been reduced accordingly.

     Effective June 23, 1999, DUSA entered into an employment agreement with Scott L. Lundahl, its Vice President, Technology (the "Lundahl Agreement"). Mr. Lundahl's employment is terminable in accordance with the terms of the Lundahl Agreement. DUSA may terminate the Lundahl Agreement at any time, with or without cause, on sixty (60) days prior written notice. If Mr. Lundahl's employment is terminated without cause, DUSA shall pay Mr. Lundahl a severance allowance equivalent to twelve (12) months of his then current base salary, payable in a lump sum, within sixty (60) days following the date of termination. In the event that Mr. Lundahl is terminated upon a "change of control," as defined in the Lundahl Agreement, DUSA shall pay to Mr. Lundahl a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In the event Mr. Lundahl should die, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death, and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, subject to the terms and conditions of such options.

     Effective February 14, 2000, DUSA entered into an employment agreement with Mark Carota, its Vice President, Operations (the "Carota Agreement"). Mr. Carota's employment is terminable in accordance with the terms of the Carota Agreement. DUSA may terminate the Carota Agreement at any time, with or without cause, on sixty (60) days prior written notice. If Mr. Carota's employment is terminated without cause, DUSA shall pay him a severance allowance equivalent to twelve (12) months of his then current base salary, payable in a lump sum, within sixty (60) days following the date of termination. In the event Mr. Carota should die, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death, and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, subject to the terms and conditions of such options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of DUSA's common stock as of April 1, 2001 by: (i) each of our directors; (ii) our named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding common stock; and (iv) all of our directors and officers as a group (unless otherwise indicated, all of such shares of common stock are held beneficially and of record).

                                                                NUMBER OF
                                                                  SHARES            PERCENTAGE OF
                                                               BENEFICIALLY          OUTSTANDING
                           NAME                                   OWNED               SHARES(1)
                           ----                             ------------------    ------------------
John H. Abeles, MD. ......................................         42,500(2)                *

Mark C. Carota............................................          7,565(3)                *

Ronald L. Carroll.........................................        102,990(4)                *

James P. Doherty, BSc. ...................................         85,050(5)                *

Jay M. Haft, Esq. ........................................         36,250(6)                *

Richard C. Lufkin, SB, MBA................................         75,100(7)                *

Scott L. Lundahl..........................................         78,957(8)                *

Stuart L. Marcus, MD, PhD. ...............................        116,250(9)                *

D. Geoffrey Shulman, MD, FRCPC............................        883,749(10)            6.04%

All directors and officers as a group (consisting of 13
  persons)................................................      1,475,036(11)            9.70%

Janus Capital Corporation.................................      1,068,895(12)            7.76%

CLSP, L.P. ...............................................      1,088,000(13)            7.90%

Cooper Hill Partners LLC..................................      1,682,900(14)           12.22%

Mr. Jeffrey Casdin........................................      1,975,300(15)           14.35%

INVESCO Funds Group, Inc. ................................      1,561,900(16)           11.35%

Pequot Capital Management Inc.............................      1,860,800(17)           13.52%

----------------------------

*Less than 1%.

NOTES:

(1) The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed, those shares that are beneficially, yet not directly, owned.

(2) All of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options.

(3) 7,500 of the shares indicated represent shares with respect to which Mr. Carota has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Carota disclaims, but may be deemed to be the beneficial owner of, 15 shares of DUSA common stock that are held by his adult son and 50 shares held by his daughter, both of whom are members of Mr. Carota's household.

(4) 102,500 of the shares indicated represent shares with respect to which Mr. Carroll has the right to acquire through the exercise of options.

(5) 70,000 of the shares indicated represent shares with respect to which Mr. Doherty has the right to acquire through the exercise of options.

(6) All of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options.

(7) 75,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options.

(8) 73,750 of the shares indicated represent shares with respect to which Mr. Lundahl has the right to acquire through the exercise of options.

(9) All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options.

(10) 350,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of CDN. $6.79 per Warrant, and 521,250 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options. Dr. Shulman's address is 181 University Avenue, Suite 1208, Toronto, ON, M5H 3M7 CANADA.

(11) All of the shares indicated, Class B Warrants and options, as the case may be, as discussed in footnotes (2) through (10) above are included, as well as 46,625 shares beneficially owned by other officers of the Company, 45,625 shares of which may be acquired through the exercise of options.

(12) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by Janus Capital Corporation on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2001. Janus Capital Corporation's address is 100 Fillmore Street, Denver, Colorado 80206.

(13) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by CLSP, L.P. on a
      Schedule 13G/A filed with the Securities and Exchange Commission on April 6, 2001. CLSP, L.P.'s address is 230 Park Avenue, New York, New York 10169. See Notes 14 and 15 below.

(14) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by Cooper Hill Partners, LLC on a Schedule 13G/A filed with the Securities and Exchange Commission on April 6, 2001, and includes 1,088,000 shares held by CLSP, L.P., 130,700 shares held by CLSP II, L.P., 311,000 shares held by CLSP/SBS I, L.P. and 153,200 shares held by CLSP/SBS II, L.P. Cooper Hill Partners, LLC is the sole general partner of each entity and has the power to vote and dispose of the securities owned by each entity. Jeffrey Casdin is the managing member of Cooper Hill Partners, LLC. Cooper Hill Partners, LLC's address is 230 Park Avenue, New York, New York 10169.

(15) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by Jeffrey Casdin on a Schedule 13G/A filed with the Securities and Exchange Commission on April 6, 2001. In addition to the shares set forth in Notes 13 and 14 above, 292,400 shares held by CLSP Overseas, Ltd. which Cooper Hill Partners, L.P. has the power to vote and dispose of, are included in the total shares which may be deemed to be beneficially owned by Mr. Casdin. Mr. Casdin is the managing member of Casdin Capital, LLC, the general partner of Cooper Hill Partners, L.P. Mr. Casdin's address is 230 Park Avenue, New York, New York 10169.

(16) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by INVESCO Funds Group, Inc. on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2001. INVESCO Funds Group's address is 7800 East Union Avenue, Suite 1100, Denver, Colorado, 80237.

(17) The number of shares beneficially owned, and the percentage of outstanding shares reported, are based upon information disclosed by Pequot Capital Management Inc. on a Schedule 13G filed with the Securities and Exchange Commission on April 9, 2001. Pequot Capital Management Inc.'s address 500 Nyala Farm Road, Westport, Connecticut 06880.

                             SHAREHOLDER PROPOSALS

     In order to be included in the Board of Directors' proxy statement and proxy card for the 2002 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 28, 2001. Proposals should be directed to the attention of Ms. Shari Lovell at the Company's offices located at 181 University Avenue, Suite 1208, Toronto, Ontario M5H 3M7 Canada, or to the attention of the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street - Suite 250, Princeton, New Jersey 08540.

     In addition, if a shareholder wishes to present a proposal at the Company's 2002 Annual Meeting which is not intended to be included in the Company's proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 12, 2002. If DUSA does not receive timely notice of such a shareholder proposal, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, executive officers and any person holding more than ten percent (10%) of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, DUSA believes that all of our officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal 2000. Other than INVESCO Funds Group, Inc., Cooper Hill Partners, LLC, Mr. Jeffrey Casdin, and Pequot Capital Management Inc., the Company is not aware of any person who holds greater than 10% beneficial ownership. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they have filed with the SEC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Lane and Mantell, a professional corporation, which served as our legal counsel from January to October 2000 and in which Ms. Mantell was employed as a principal, received approximately $382,000 for legal fees and costs during the last fiscal year.

                                 OTHER MATTERS

     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

     The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request banks and brokers holding shares of DUSA Pharmaceuticals, Inc. common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of under $10,000.

                                                                      APPENDIX A

                           DUSA PHARMACEUTICALS, INC.

                               1996 OMNIBUS PLAN
                         (AS AMENDED FEBRUARY 28, 2001)

                              ARTICLE I - PURPOSE

     This Omnibus Plan (the "Plan") is intended to promote the growth and general prosperity of DUSA Pharmaceuticals, Inc. (the "Company") and its shareholders by offering incentives to its key directors, employees and consultants of the Company who are primarily responsible for the growth of the Company and to attract and retain qualified directors, employees and consultants of the Company and thereby benefit its shareholders based on the growth of the Company.

                            ARTICLE II - DEFINITIONS

     Unless the context indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

     (a) "Award" shall mean grants under this Plan that provide the participants with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean deliberate, willful or gross misconduct.

     (d) A "Change of Control" shall be deemed to have taken place upon (i) the acquisition by a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.

     (e) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

     (f) "Committee" shall mean, collectively, the Board, or any Committee of two or more Non-Employee Directors, that may be designated by the Board to administer the Plan.

     (g) "Common Stock" shall mean all classes of stock, without par value, including convertible preferred, stock purchase warrants and all common stock equivalents.

     (h) "Consultant" shall mean any person who (i) is engaged to perform services for the Company or its Subsidiaries, other than as an Employee or Director, or (ii) has agreed to become a consultant within the meaning of clause
(i).

     (i) "Director" shall mean any member of the Board.

     (j) "Disability" shall mean inability to perform the services required hereunder due to mental or physical disability which continues for either (i) a total of 180 working days during any 12- month period or (ii) 150 consecutive working days.

     (k) "Employee" shall mean (i) any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

     (m) "Fair Market Value" of the Common Stock on a given date shall be based upon, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation).

     (n) "Grantee" shall mean a person granted an Award under the Plan.

     (o) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

     (p) "1933 Act" shall mean the Securities Act of 1933; as amended.

     (q) "Non-Employee Director" shall mean a non-employee director as defined in Exchange Act Rule 16b-3(b)(3)(i).

     (r) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock that is not an ISO.

     (s) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan. Each option is exercisable into one share of Common Stock of the Company.

     (t) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

     (u) "Performance Awards" shall mean grants under the Plan, payable in cash, Common Stock, other securities or other awards and shall confer on the holder there of the right to receive payments, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

     (v) "Restricted Stock" shall mean Common Stock subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     (w) "SAR" shall mean a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

     (x) "Subsidiary" shall mean (i) any corporation with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such Company, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause
(i).

                          ARTICLE III - ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power
(i) to select the Employees, Consultants and Directors who will participate in the Plan and to make Awards to such Employees, Consultants, and Directors, (ii) to determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan, and (iii) to resolve all questions relating to the administration of the Plan. The interpretation of and application by the Committee of any provision of the Plan shall be final and conclusive. The Committee may in its discretion establish such rules and guidelines relating to the Plan as it may deem desirable. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted hereunder. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

            ARTICLE IV - SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Article XV, the maximum number of shares with respect to which the Awards may be granted under the Plan shall not exceed twenty percent (20%) of the number of shares of Common Stock outstanding or a maximum of 2,753,328 shares. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the participant has realized any benefits of ownership from such Common Stock. Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be stock that is authorized but previously unissued or stock reacquired by the Company or both.

                            ARTICLE V - ELIGIBILITY

     The individuals who shall be eligible to participate in the Plan shall be Employees, Consultants and Directors of the Company. An Employee, Consultant or Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

       ARTICLE VI - GRANTS OF STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

     The Committee may grant Options, as follows, which may be designated as (i) NQSOs or (ii) ISOs intended to qualify under Code Section 422:

     (a) Nonqualified Stock Options. A NQSO is a right to purchase a specified number of shares of Common Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price determined by the Committee that, unless deemed otherwise by the Committee, is not less than the Fair Market Value of the Common Stock on the date the option is granted. NQSOs granted to Employees and Consultants shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

          (i) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

          (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee and (B) the Committee may also permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the purchase price of such Common Stock.

     (b) Incentive Stock Options. An ISO is an Award in the form of an Option to purchase Common Stock that complies with the requirements of Code Section 422 or any successor section.

          (i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Common Stock subject to ISOs which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that ISOs granted to an employee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

          (ii) No ISO may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted or the date this Plan is approved by shareholders, whichever is earlier.

          (iii) No ISO may be exercisable more than:

             (A) in the case of an Employee who is not a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted; ten (10) years after the date the ISO is granted; and

             (B) in the case of an Employee who is a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted, five (5) years after the date the ISO is granted.

          (iv) The exercise price of any ISO shall be determined by the Committee and shall be no less than:

             (A) in the case of an Employee who is not a Ten Percent Shareholder, on the date the ISO is granted, the Fair Market Value of the Common Stock subject to the ISO on such date; and

             (B) in the case of an Employee who is a Ten Percent Shareholder, on the date the ISO is granted, not less than 110 percent of the Fair Market Value of the Common Stock subject to the ISO on such date.

          (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO.

          (vi) ISOs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

 ARTICLE VII - GRANTS OF STOCK APPRECIATION RIGHTS TO EMPLOYEES AND CONSULTANTS

     An SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

          (i) The amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

          (ii) In the case of an SAR granted in tandem with an ISO to an Employee or Consultant who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

          (iii) The applicable percentage and exercise price shall be established by the Committee at the time the SAR is granted.

          (iv) SARs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

     ARTICLE VIII - GRANTS OF RESTRICTED STOCK TO EMPLOYEES AND CONSULTANTS

     Restricted Stock is Common Stock of the Company that is issued to a participant at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     ARTICLE IX - GRANTS OF PERFORMANCE AWARDS TO EMPLOYEES AND CONSULTANTS

     A Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

   ARTICLE X - GRANTS OF OTHER STOCK-BASED INCENTIVE AWARDS TO EMPLOYEES AND
                                  CONSULTANTS

     The Committee may from time to time grant Awards under this Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee will determine the price of any Award and may accept any lawful consideration.

               ARTICLE XI - GRANTS OF STOCK OPTIONS TO DIRECTORS

     (a) Directors of the Company shall be eligible to receive NQSOs under the Plan. Each individual who agrees to become a Director shall receive, on June 30th of the first year of such service and without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 15,000 shares of Common Stock at an exercise price equal to the Fair Market Value. Thereafter, on June 30th of each year, each individual who is a continuing Director shall receive, without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 10,000 shares of Common Stock.

          (i) Notwithstanding the preceding, all continuing directors on June 30, 2001, shall receive, for that year only, a NQSO under the Plan relating to the purchase of 5,000 shares of Common Stock.

     (b) The exercise price of each share of Common Stock subject to a NQSO granted to a Director shall equal the Fair Market Value of a share of Common Stock on the date such NQSO is granted. The option price of a NQSO granted to a Director may be paid in accordance with
Article VI (a) (i) and (ii) of the Plan.

     (c) Each automatic NQSO granted to a Director shall vest in full on the date of the grant. The NQSOs to directors shall have a term not to exceed ten
(10) years from the date of grant, or, if later, the date the Grantee becomes a Director. Notwithstanding the exercise period of any NQSO granted to a Director, all such NQSOs shall immediately become exercisable upon (i) the death of a Director while serving as such, or (ii) a Change of Control.

                       ARTICLE XII - EXERCISE OF OPTIONS

     Options granted under the Plan may be exercised by a Grantee only while the Employee, Consultant or Director is and, continuously since the date the Option was granted, has been an Employee, Consultant or Director of the Company or one of its subsidiaries, except that:

     (i) if the Grantee's termination of employment is other than for Cause, any Options held by the Grantee may be exercised, to the extent then exercisable, for a period of three months after the date of such termination of employment;

     (ii) if such termination of employment is by reason of retirement or disability, any Options held by the Grantee at the time of death or disability will be exercisable for a period of 12 months after the date of such termination of employment;

     (iii) in the event of death after termination of employment pursuant to (i) or (ii) above, the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution shall have a period of three years from the date of termination of the Grantee's employment to exercise any Options which the Grantee could have exercised during such period; and

     (iv) in the event of the death of an Grantee while employed, any Options then held by the Grantee shall become fully and immediately exercisable and may be exercised by the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution for a period of three years after the Grantee's death. In no event, however, shall any Option be exercisable after the date specified in Article VI, as applicable.

     An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the option agreement pursuant to which the Option was granted.

     In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant (or the person or persons to whom any deceased participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

                        ARTICLE XIII - AWARD AGREEMENTS

     Each Award granted under the Plan shall be evidenced by an Award agreement between the Grantee and the Company, setting forth the number of shares of Common Stock, SARs, or units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate.

                         ARTICLE XIV - TAX WITHHOLDING

     The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the participant.

                   ARTICLE XV - DILUTION OR OTHER ADJUSTMENT

     If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Board of Directors of the Company shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder. In the case of any ISO, such action shall be taken only in the manner and to the extent permitted by Sections 422 and 424 of the Code. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, in the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted. In the case of any ISO, any such adjustment in the shares or other securities subject to the ISO (including any adjustment in the Option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code.

                          ARTICLE XVI - ASSIGNABILITY

     No Award granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and Awards shall be exercisable during the Grantee's lifetime only by the Grantee.

                    ARTICLE XVII - AMENDMENT OR TERMINATION

     The Board of Directors of the Company may at any time amend, suspend or terminate the Plan subject to the regulatory requirements of the United States Securities and Exchange Commission and the National Association of Securities Dealers or other applicable federal or state regulatory authority, provided, however, that no change in any Awards previously granted may be made without the consent of the holder thereof.

                       ARTICLE XVIII - GENERAL PROVISIONS

     (a) Common Stock acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable transfer restrictions under applicable Canadian or United States federal securities laws, under the requirements of any national securities exchange or market upon which such Common Stock are then listed and/or traded, and under any blue sky or state securities laws applicable to such Common Stock. If the instrument evidencing the Option so provides, Common Stock issued on exercise of an Option granted under the Plan may upon issuance be subject to additional restrictions.

     (b) At the discretion of the Board of Directors, the Options and the shares of Common Stock received upon exercise of an Option shall be registered with the United States Securities and Exchange Commission and any applicable state securities law commission. In the absence of such registration, both the Options and the shares of Common Stock underlying the Options: 1) will be issued only pursuant to an exemption from registration; 2) cannot be sold, pledged, traded or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; 3) will bear an appropriate restrictive legend to that effect. Individuals receiving Options may be required to sign an investment letter satisfactory to the Board of Directors at the time the Options are exercised, and may be required to comply with any other requirements for an exemption under the Securities Act of 1933 and any applicable state securities law exemption.

     (c) The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted under the Plan, shall be added to the Company's general funds and used for general corporate purposes.

     (d) No Awards may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

     (e) No Award recipient shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

     (f) Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee, Consultant or Director any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

                          ARTICLE XIX - EFFECTIVE DATE

     The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.

                            ARTICLE XX - TERMINATION

     No Award may be granted under the Plan on or after the date which is ten years following the effective date specified in Article XIX, but Awards previously granted may be exercised in accordance with their terms.

Adopted June 6, 1996
As amended June 5, 1997, June 11, 1998
and February 28, 2001

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           DUSA PHARMACEUTICALS, INC.

                                   ARTICLE I.

                                    PURPOSE

     The purpose of the Audit Committee of the Board of Directors (the "Committee") of DUSA Pharmaceuticals, Inc. ("DUSA") is to provide oversight of DUSA's accounting functions and act as liaison between the Board of Directors (the "Board") and the outside independent auditors.

                                  ARTICLE II.

                                RESPONSIBILITIES

     The Committee's function shall be one of oversight and review. It is not expected to define the scope of or to conduct the audit, to control DUSA's accounting practices or to define the standards to be used in the preparation of DUSA's financial statements. The Committee shall be responsible for the following:

     1. Recommending to the Board the outside auditors to be employed by DUSA as its independent auditors. The outside auditors shall be ultimately accountable to the Board and the Committee;

     2. Reviewing with the outside auditors, the internal auditors, if any, and management the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, and the results of those audits;

     3. Reviewing with the outside auditors, the internal auditors, if any, and management the adequacy of internal accounting controls;

     4. Obtaining from the outside auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between DUSA and the auditors, engaging in a dialogue with the outside auditors regarding any disclosed relationships, and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors;

     5. Selecting, evaluating and, where appropriate, replacing the outside auditors (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement). The Committee and the Board, as representatives of the shareholders, shall have joint and several ultimate authority to take such action;

     6. Reviewing and reassessing the adequacy of this Charter on a annual basis and proposing appropriate amendments to the Board for its consideration;

     7. Monitoring other corporate and financial policies as requested by the Board; and

     8. Investigating any matter brought to its attention, with the power and authority to retain counsel and/or other experts for this purpose.

                                  ARTICLE III.

                          COMPOSITION AND INDEPENDENCE

     The Committee shall be composed of at least three (3) independent directors as defined in the National Association of Securities Dealers ("NASD") Rule 4200(a)(14). Each member of the Committee shall be able to read and understand fundamental financial statements as set forth in NASD Rule 4310(26)(b)(i) or will become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one (1) member of the Committee shall have had past experience in finance or accounting or other comparable experience or background which results in the member's financial sophistication. The Committee members shall select a Chairman from among the members who shall preside over meetings of the Committee consistent with the provisions of DUSA's By-laws. The Chairman shall maintain regular liaison with senior management and the internal and outside auditors as he or she determines is necessary or appropriate.

                                  ARTICLE IV.

                              MEETINGS AND REPORTS

     The Committee shall meet on a regular basis and may ask members of management or others to attend such meetings to provide pertinent information, as necessary. A quorum shall be declared when a majority of the appointed members of the Committee are in attendance.

     The Committee shall report to the full Board on a quarterly basis with respect to its activities and its recommendations. The Committee shall report to the shareholders, once each year, in DUSA's proxy statement for its annual meeting. The report to shareholders shall include the information required by Regulation S-K, Item 306 of the Securities Exchange Act of 1934, as amended.

Adopted as of April 27, 2000

                           DUSA PHARMACEUTICALS, INC.
                          PROXY FOR 2001 ANNUAL MEETING
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints D. Geoffrey Shulman, MD, FRCPC and James P. Doherty, BSc or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the "Company") to be held on Thursday, June 14, 2001, at 11:00 a.m. at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts.

SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.

         The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1, 2, 3 and 4.


1.       Election of Directors

         Nominees:    D. Geoffrey Shulman, MD, FRCPC; John H. Abeles, MD; James
                      P. Doherty, BSc; Jay M. Haft, Esq.; and Richard C. Lufkin,
                      SB, MBA.

                               (Mark Only One Box)

         / /  FOR all nominees listed above
         / /  WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.


--------------------------------------------------------------------------------


2. Ratification of the selection of Deloitte & Touche LLP as auditors for the Company for fiscal year 2001.


                  / / For            / / Against             / / Abstain
--------------------------------------------------------------------------------


3.       Ratification of the amendments to the 1996 Omnibus Plan, as amended.


                  / / For            / / Against             / / Abstain
--------------------------------------------------------------------------------

                                 [REVERSE SIDE]


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.





         PLEASE check the box below if you, and any persons related or unrelated to you at the same address, are currently receiving multiple copies of the Company's proxy statement and annual report and YOU wish to cease future deliveries of the Company's proxy statement and annual report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote the shares represented hereby and can revoke this consent at any time by following the procedures set forth in the proxy statement.


                  / / I hereby CONSENT to discontinue delivery of the Company's proxy statement and Annual Report for the shares represented hereby.

--------------------------------------------------------------------------------


         PLEASE SIGN HERE as your name appears in this Proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.


                                       ----------------------------------------
                                       Date

                                       ----------------------------------------
                                       Signature of Shareholder

                                       ----------------------------------------
                                       Signature if held jointly